                                                                    Exhibit 21-1


                      SAVANNAH FOODS & INDUSTRIES, INC.
                             LIST OF SUBSIDIARIES



                                                                             JURISDICTION OF
                                                                             ---------------
NAME OF SUBSIDIARY                                                           INCORPORATION
------------------                                                           -------------
Biomass Corporation                                                          Delaware

Dixie Crystals Brands, Inc.                                                  Delaware
  Subsidiary of Dixie Crystals Brands, Inc.
    King Packaging Company, Inc.                                             Georgia

Food Carrier, Inc.                                                           Georgia

Michigan Sugar Company                                                       Michigan
  Subsidiaries of Michigan Sugar Company
    Great Lakes Sugar Company                                                Ohio
    Pioneer Trading Corporation                                              Virgin Islands

Refined Sugar Trading Institute                                              Delaware

Savannah Foods Industrial, Inc.                                              Delaware
  Subsidiaries of Savannah Foods Industrial, Inc.
    Phoenix Packaging Corporation                                            Delaware
    Raceland Sugars, Inc.                                                    Delaware

Savannah International Company
  Subsidiaries of Savannah International Company
    Savannah Packaging Company                                               Delaware
    Savannah Total Invert Company                                            Delaware

Savannah International Services, Inc.                                        Delaware

Savannah Investment Company                                                  Delaware

Savannah Molasses & Specialties Company                                      Delaware

Savannah Sugar Refining Corporation                                          Georgia

South Coast Sugars, Inc.                                                     Delaware





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